Exhibit 99.1

FOR IMMEDIATE RELEASE

SomaLogic announces exclusive partnership with Illumina to develop sequencing-based proteomic solutions

Co-developed and co-branded products to combine market-leading proteomic and genomic analysis platforms

BOULDER, Colo. (January 5, 2022) — SomaLogic (NASDAQ: SLGC), a leader in data-driven proteomics technology, today announced a worldwide strategic collaboration with Illumina, a global next-generation sequencing technology leader. The multi-year partnership agreement will bring together genomics and proteomics technology platforms in a major commercial partnership to better enable and empower proteomics and multi-omics research worldwide. As part of the agreement:

●	In partnership, the companies will develop co-exclusive, co-branded, next-generation sequencing (NGS)-based proteomics products.

●	The companies will leverage the power and scale of Illumina’s global commercial infrastructure and SomaLogic’s unique proteomics platform, which includes its proprietary synthetic aptamer reagents capable of measuring and identifying 7,000 human proteins, unique bioinformatics tools and capabilities, and a clinical proteomics database, believed to be the largest in the world

“This is truly a transformational partnership that will democratize and accelerate our understanding of the human proteome,” said SomaLogic Chief Executive Officer Roy Smythe, M.D. “It definitively signals that the era of proteomics is here and that Somalogic, and now Illumina, will lead that era. The combined capabilities of our two companies—the scientific and commercial leaders in both next-generation genomic sequencing and proteomics—will inevitably have a profound impact on the understanding, avoidance and treatment of human disease. This has always been our goal at SomaLogic, and we could not be more excited to be working together with Illumina to continue to fulfill it—more quickly and more comprehensively.”

The partnership brings together unique capabilities from each company for customers in research, clinical and applied markets. Illumina is a global leader in DNA sequencing and array-based technologies. SomaLogic has a 20-year history of using slow off-rate modified aptamers, called SOMAmer® reagents, and its proprietary SomaScan® Platform to provide highly reproducible measurements of circulating proteins.

As part of the agreement, Illumina will develop and deploy NGS-based protein identification and measurement tools into laboratories worldwide, and facilitate the development and use of high-plex protein pattern recognition tests. SomaLogic pioneered this diagnostic approach, launching its SomaSignal™ test program in 2019. The company now offers 12 laboratory-developed protein pattern recognition tests across a diverse set of human conditions and diseases.

“Proteins play a central role in cellular function and health, and NGS can support a greater understanding of this role by unlocking biological insights at scale,” said Alex Aravanis, Chief Technology Officer at Illumina. “We are committed to increasing the utility of NGS, and our partnership with Somalogic will enable existing and future NGS customers to conduct even more sophisticated, high throughput multiomic studies.”

SomaLogic can currently run 7,000 protein measurements on a single 55 microliter plasma or serum sample. The company has plans to expand their reagents and assay to measure 10,000 proteins in the next year. SomaLogic has run more than 450,000 samples to date.

The financial terms of the deal were not disclosed.

SomaLogic will discuss this partnership and other business updates during its presentation at the 40th Annual J.P. Morgan Healthcare Conference on Tuesday, January 11, 2022 at 11:15 a.m. Eastern Time.

About SomaLogic

SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.

SomaSignal™ tests are developed and their performance characteristics determined by SomaLogic, Inc. SomaLogic is a Clinical Laboratory Improvement Amendments (CLIA) certified, and College of American Pathologists (CAP) accredited laboratory.

The SomaScan Platform is for Research Use Only (RUO) and has not been cleared or approved by the US Food and Drug Administration for diagnostic or patient management purposes.

Forward Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between SomaLogic and CM Life Sciences II and otherwise, including statements regarding the anticipated benefits of the business combination, the anticipated timing of the business combination, expansion plans, projected future results and market opportunities of SomaLogic. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s or CM Life Sciences II’s control. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the CM Life Sciences II’s registration statement on Form S-4 (File No. 333-256127) (the “Registration Statement”) and the definitive proxy statement/prospectus included therein. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic and CM Life Sciences II assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither SomaLogic nor CM Life Sciences II gives any assurance that either SomaLogic or CM Life Sciences II or the combined company will achieve its expectations.

SomaLogic Contact

Emilia Costales

720-798-5054

ecostales@somalogic.com

Investor Contact

Lynn Lewis or Marissa Bych

Gilmartin Group LLC

investors@somalogic.com

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